UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): January 4, 2018

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2529 Virginia Beach Blvd., Suite 200

Virginia Beach, VA 23452

Registrant’s telephone number, including area code: (757) 627-9088

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2018, Wilkes Graham tendered his resignation as the Chief Financial Officer (“CFO”) of Wheeler Real Estate Investment Trust, Inc. (the “Company”). Such resignation is to be effective on or before March 4, 2018. Mr. Graham will assist in the transition of the CFO role until his departure from the Company. Mr. Graham’s departure is to accept a position with a privately-held real estate development company located in Atlanta, GA and is not due to a dispute or disagreement with the Company or related to the Company’s financial condition, operating results, financial disclosure, accounting practices or strategic direction.

The Company is in the process of engaging a professional search firm to assist in the hiring of a permanent CFO. In the event that the Company has not hired a permanent CFO prior to the effectiveness of Mr. Graham’s resignation, Matthew Reddy will serve as the Company’s Interim CFO while the Company completes the search process. In such an event, Mr. Reddy’s appointment as Interim CFO would be effective immediately following Mr. Graham’s departure from the Company. As of that date, Mr. Reddy would assume the duties of the Company’s principal financial officer and principal accounting officer until such time as his successor is appointed, or until his earlier resignation or removal. There is no family relationship between Mr. Reddy and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. The Company has not entered into any transactions with Mr. Reddy that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Mr. Reddy, age 35, has served as the Company’s Chief Accounting Officer since June 2015. Prior to joining the Company, Mr. Reddy worked at Liberty Tax, Inc. (“Liberty”), serving as Assistant Vice President of Online Products from 2014 to 2015, where his responsibilities included coordination and leadership of Liberty’s online tax business. While employed at Liberty, Mr. Reddy was also employed as Director of Finance from 2011 to 2014, and Manager of Financial Reporting from 2008 to 2011. His primary responsibilities in these positions included overseeing corporate forecasting, assisting in the planning and analysis of business and financial strategies, and managing Liberty’s accounting team. Prior to joining Liberty, Mr. Reddy worked at KPMG LLP as a Senior Auditor. Mr. Reddy is a Certified Public Accountant and holds a degree in accounting from James Madison University.

To the extent Mr. Reddy assumes the role of Interim CFO following Mr. Graham’s departure, the Company will then determine Mr. Reddy’s compensation for serving in said role. In accordance with Instruction 2 of Item 5.02 of Form 8-K, if the Company changes Mr. Reddy’s compensation the Company will then amend this Current Report on Form 8-K within four business days after such information is determined or becomes available.

Item 7.01.	Regulation FD Disclosure.

On January 8, 2018, the Company issued a press release announcing the foregoing. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statement and Exhibits.

(a)	Financial statement of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

99.1	Press Release dated January 8, 2018.

EXHIBIT INDEX

Number	Description of Exhibit

99.1	Press Release dated January 8, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Jon S. Wheeler
Jon S. Wheeler
Chairman and Chief Executive Officer

Dated: January 8, 2018